Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Desert Hawk Gold Corp.

Reno, Nevada

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1/A (Registration No. 333-236398) to be filed on or about April 6, 2020 of our report dated March 27, 2020, relating to the financial statements of Desert Hawk Gold Corp. (“Company”) for the years ended December 31, 2019 and 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DeCoria, Maichel & Teague, P.S.

Spokane, Washington

April 6, 2020